Exhibit 3.77

SS Form LL1 (Rev. 2/93)

MAIL TO:
Colorado Secretary of State
Corporation Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 894-2251

FOR OFFICE USE ONLY

951007683 $50.00
SECRETARY OF STATE
01-~~20~~-95 16:33
23

Total Fees: $50.00
Submit original and one copy
Must be Typewritten

ARTICLES OF ORGANIZATION

I/We the undersigned natural person(s) of the age of eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:

FIRST: The name of the limited liability company is CENTENNIAL GAS LIQUIDS L.L.C.

SECOND: The period of duration is 30 years. (Not to exceed 30)

THIRD: The limited liability company is organized for Any Legal and Lawful Purpose Pursuant to the Colorado Limited Liability Company Act. A more specific purpose may be stated: __________

FOURTH: The street address of the initial registered office of the limited liability company is

7555 E. HAMPDEN AVENUE, SUITE 512, DENVER, CO 80231

and the mailing address (if different from above) of the initial registered office of the limited liability company is __________

and the name of its proposed registered agent in Colorado at that address is R. MICHAEL PRICE

Management is vested in the managers.

FIFTH: The names and business addresses of the initial manager or managers are:

NAME	ADDRESS (include zip code)
R. MICHAEL PRICE	7555 E. HAMPDEN AVENUE, SUITE 512, DENVER, CO 80231
STEPHEN J. CREAMER	7555 E. HAMPDEN AVENUE, SUITE 512, DENVER, CO 80231

SIXTH: The name and address of each organizer is:

NAME	ADDRESS (include zip code)
R. MICHAEL PRICE	7555 E. HAMPDEN AVENUE, SUITE 512, DENVER, CO 80231

Signed [signature] Signed __________

Signed __________

PT